SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into as of January 10, 2012 by and between UniTek Global Services, Inc. (the “Company”) and Peter Giacalone (“Employee”).

BACKGROUND

WHEREAS, Employee currently serves as the Executive Chairman of the Board of Directors of the Company (the “Board”) and the President of the Company, pursuant to the terms and conditions set forth in that certain written employment agreement by UniTek USA, LLC, a subsidiary of the Company, and Employee, dated December 1, 2010 (the “Employment Agreement”);

WHEREAS, Employee and the Company have mutually agreed that Employee’s employment with the Company will end on January 10, 2012 (the “Separation Date”) and Employee will resign as Executive Chairman of the Board, including any committees of the Board or committees of any subsidiaries of the Company, effective on the Separation Date; and

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will provide to Employee the following:

1.1         Salary Continuation.  An amount equal to twenty-four (24) months of Employee’s base salary (based on the current annual rate of $463,500 per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

1.2         Bonus.  An amount equal to the amount of the accrued Bonus (as defined in the Employment Agreement) for Employee for fiscal year 2011 on the Company’s books as of December 31, 2011, less the amount of the fiscal year 2011 Bonus paid to Employee on December 15, 2011.  Such amount, if any, less applicable withholding taxes, shall be paid to Employee at the same time as such bonus is paid to other executives of the Company, following a determination by the Compensation Committee of the Board that the applicable target performance measures have been satisfied, which determination is scheduled to occur in April 2012.

1.3         Health Benefits.  Provided that Employee is eligible for and timely elects COBRA continuation coverage, during the twenty-four (24) month period following the Separation Date, the Company will reimburse Employee for the monthly cost of COBRA continuation coverage for Employee, and, where applicable, his spouse and dependents, paid by Employee under the Company’s group health plan pursuant to section 4980B of the Code.  The COBRA continuation period shall run concurrently with the foregoing twenty-four (24) month period.  Employee will receive separate information regarding Employee’s option to elect COBRA continuation coverage after the Separation Date.  Notwithstanding any provision of this Agreement to the contrary, the Company and Employee hereby mutually agree to restructure the COBRA subsidy to the extent necessary to comply with, or avoid negative tax consequences under, federal income tax law.

1.4         Acceleration of Equity Awards.  All of Employee’s unvested options or restricted stock units awarded or granted to Employee under any equity plan of the Company and as set forth on the attached Exhibit A shall become fully vested as of the Separation Date.  Restricted stock units shall vest and be paid as of the Separation Date and all options shall become fully vested as of the Separation Date and will be exercisable pursuant to the post-termination exercise periods set forth in Employee’s applicable grant agreements.

The foregoing payments and agreement are subject to Employee’s execution and non-revocation of this Agreement (see Section 6 below).  Employee hereby acknowledges and agrees that the continued base salary, bonus payment, health benefits and acceleration of equity awards (the “Severance Payments”), are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with Sections 8 and 9 of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments, and such Severance Payments are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

2.1         Employment Termination.  Employee acknowledges that his employment with the Company permanently ended on January 10, 2012, and the Company has no future obligation to re-employ Employee. Employee will resign as Executive Chairman of the Board, including any committees of the Board or committees of any subsidiaries of the Company, effective on the Separation Date.

2.2         Accrued Obligations.  The Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s vacation policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

2.3         Return of Property.  Employee has returned to the Company all items of property provided by the Company for Employee’s use during employment with the Company.  Employee has also returned to the Company all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, benefits, (b) stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement.

2.4         Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 8 and 9 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that Employee remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 8 and 9 of the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 8 and 9 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 8 and 9 of the Employment Agreement.

2.5         Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries and parents, and their respective directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, or make any public statement reflecting negatively on the Company, its subsidiaries and parents, and their respective officers, directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

2.6         No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

3.           General Waiver & Release.  Except as described in Sections 3.3 and 3.4, below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parent, subsidiary and affiliated companies, and all of their past and present officers, directors, employees, agents and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

3.1         Included Claims.  The claims being waived and released include, without limitation:

(a)           any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(b)           any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(c)           any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(d)           any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(e)           any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(f)           any and all claims under the Pennsylvania Fair Employment and Housing Act (as amended).

3.2         Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects -- despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

3.3         Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(a)           unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(b)           continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(c)           any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(d)           vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s existing stock and stock option grants and agreements, existing as of the Separation Date;

(e)           violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(f)           any wrongful act or omission occurring after the date Employee signs this Agreement; and

(g)          any right Employee may have to (1) enforce his rights under this Agreement and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) of the Company (or any affiliate thereof).

3.4         Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”) that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3.1(e) above), Employee may only seek and receive non-personal forms of relief through any such EEOC claim or related claim with a state agency.  Nothing in this Agreement precludes a claim or limitation of rights under the Sarbanes-Oxley Act of 2002.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse or domestic/civil union partner and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           No Admission.  Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

6.1         Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

6.2         Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable per Section 6 above) to:

UniTek Global Services, Inc.
Attn: General Counsel
Gwynedd Hall
1777 Sentry Parkway West
Suite 302
Blue Bell, Pennsylvania 19422

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s General Counsel or Chairman of the Board.

10.         Complete Agreement.  Except for the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2.3 and 3.3 above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

11.         Application of Section 409A of the Internal Revenue Code.

11.1       General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

UNITEK GLOBAL SERVICES, INC.

Dated: January 11, 2012	By	/s/ Michael F. O'Donnell
Michael F. O'Donnell
Non- Executive Chairman of the Board

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: January 11, 2012	/s/ Peter Giacalone
Peter Giacalone

EXHIBIT A

Restricted Stock Unit Awards

75,000 RSUs

Stock Option Awards

N/A